EXHIBIT 99.6

           INSTRUCTIONS BY BENEFICIAL OWNER TO BROKER OR OTHER NOMINEE
                           COSI, INC. RIGHTS OFFERING

            The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to in the letter that relate to the offering of shares of the common stock (the "Common Stock") of Cosi, Inc. (the "Company") pursuant to subscription rights to purchase Common Stock ("Rights") that the Company distributed to its shareholders of record.

            This will instruct you as to whether to exercise Rights with respect to the shares of Common Stock held by you for the account of the undersigned. The exercise of Rights is subject to the terms and conditions set forth in the Company's Prospectus dated [_______], 2003 and the related "Instructions as to the Use of Cosi, Inc. Subscription Warrants."

Box 1 [ ] Please do not exercise Rights for shares of Common Stock.

Box 2 [ ] Please exercise Rights for shares of Common Stock as set forth below:

                                                     Aggregate Value of Shares
                                              __________________________________

Basic Subscription                             =  $__________ (Line 1)
Privilege:*

Oversubscription                               =  $__________ (Line 2)
Privilege:*

                         Total Payment         =  $__________
                         Required

                                               (Sum of Lines 1 and 2 must equal
                                               total of amounts in Boxes 3 and 4
                                               below)

* PURSUANT TO THE BASIC SUBSCRIPTION PRIVILEGE, A BENEFICIAL OWNER MAY PURCHASE A NUMBER OF SHARES WITH A VALUE EQUAL TO AN AGGREGATE OF $0.6776 FOR EACH RIGHT THAT HE OR SHE BENEFICIALLY OWNS. THE OVERSUBSCRIPTION PRIVILEGE MAY BE EXERCISED ONLY IF THE BASIC SUBSCRIPTION PRIVILEGE IS FULLY EXERCISED AND IS SUBJECT TO LIMITATION, AVAILABILITY AND PRORATION AS DESCRIBED IN THE PROSPECTUS.

Box 3 [ ]   Payment in the following amount is enclosed:  $________________

Box 4 [ ]   Please deduct payment from the following account maintained by you as follows:

---------------------------------------- ---------------------------------------
            Type of Account                            Account No.

                  Amount to be deducted:   $____________________________________

Date:  __________, 2003                    _____________________________________

                                           _____________________________________
                                                      Signature(s)

                                           Please type or print name(s) below

                                           _____________________________________

                                           _____________________________________